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                           Nuveen Floating Rate Fund

                              Multiple Class Plan


                                                                 ________, 1999

     Whereas, Nuveen Floating Rate Fund, a Massachusetts business trust (the "Trust"), engages in business as a closed-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act");

     Whereas, the Trust is authorized to and has divided the shares of the Trust into four classes, designated as Class A Shares, Class B Shares, Class C Shares and Class R Shares; and

     Whereas, the Board of the Trust as a whole, and the Trustees who are not interested persons of the Trust (as defined in the Act) (the "Non-Interested Members"), after having been furnished and having evaluated information reasonably necessary to evaluate this Multiple Class Plan (the "Plan"), have determined in the exercise of their reasonable business judgment that the Plan is in the best interests of the Trust and each class of the Trust individually.

     Now, Therefore, the Trust hereby adopts this Plan, effective the date listed above:

          Section 1. Class Differences. Each class of shares of the Trust shall represent interests in the same portfolio of investments and, except as otherwise set forth in this Plan, shall differ solely with respect to: (i) distribution, service and other charges and expenses as provided for in Sections 2 and 3 of this Plan; (ii) the exclusive right of each class of shares to vote on matters submitted to shareholders that relate solely to that class or for which the interests of one class differ from the interests of another class or classes; (iii) such differences relating to eligible investors as may be set forth in the prospectus or statement of additional information of the Trust, as the same may be amended or supplemented from time to time (the "Prospectus" or "SAI" ); (iv) the designation of each class of shares; and (v) conversion features.

          Section 2. Distribution and Service Arrangements; Conversion Features. Class A Shares, Class B Shares, Class C Shares and Class R Shares of the Trust shall differ in the manner in which such shares are distributed and in the services provided to shareholders of each such class as follows:
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          (a) Class A Shares:

                  (i) Class A Shares shall only be issued upon the automatic conversion of Class B Shares six years after the purchase of such Class B Shares and under certain other circumstances as described from time to time in the Trust's Prospectus or SAI;

                  (ii) Class A Shares shall be subject to an annual service fee ("Service Fee") pursuant to a Plan of Distribution and Service (the "Distribution and Service Plan") not to exceed 0.25 of 1% of the average daily net assets of the Trust allocable to Class A Shares, which, as set forth in the Prospectus, SAI and the Distribution and Service Plan, may be used to compensate certain authorized dealers for providing ongoing account services to shareholders;

                  (iii) Class A Shares shall not be subject to a Distribution Fee (as hereinafter defined); and

                  (iv) Class A Shares may be offered from time to time at net asset value without a front end sales load, the terms and conditions of such offer will be described in the Trust's Prospectus or SAI.

          (b)  Class B Shares:

                  (i) Class B Shares shall be sold at net asset value without a sales charge;

                  (ii) Class B Shares shall be subject to a Service Fee pursuant to the Distribution and Service Plan not to exceed 0.25 of 1% of average daily net assets of the Trust allocable to Class B Shares, which, as set forth in the Prospectus, SAI and the Distribution and Service Plan, may be used to compensate certain authorized dealers for providing ongoing account services to shareholders;

                  (iii) Class B Shares shall be subject to an annual distribution fee ("Distribution Fee") pursuant to the Distribution and Service Plan not to exceed 0.75 of 1% of average daily net assets of the Trust allocable to Class B Shares, which, as set forth in the Prospectus, SAI and the Distribution and Service Plan, will be used to reimburse John Nuveen & Co. Incorporated, the Trust's underwriter, for certain expenses and for providing compensation to certain authorized dealers;

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               (iv) Class B Shares repurchased within 5 years of purchase shall be subject to an early withdrawal charge ("EWC") described below and as set forth in the Prospectus or SAI;


           Years Since Purchase
            of Class B Shares                       EWC

                   0-1                              3.0%
                   1-2                              2.5%
                   2-3                              2.0%
                   3-4                              1.5%
                   4-5                              1.0%
                    5+                              0.0%

                  (v) Class B Shares will automatically convert to Class A Shares six years after purchase, as set forth in the Prospectus or SAI.

          (c)  Class C Shares:

                  (i) Class C Shares shall be sold at net asset value without a sales charge;

                  (ii) Class C Shares shall be subject to a Service Fee pursuant to the Distribution and Service Plan not to exceed 0.25 of 1% of average daily net assets of the Trust allocable to Class C Shares, which, as set forth in the Prospectus, SAI and Distribution and Service Plan, may be used to compensate certain authorized dealers for providing ongoing account services to shareholders;

                  (iii) Class C Shares shall be subject to a Distribution Fee pursuant to the Distribution and Service Plan not to exceed 0.75 of 1% of average daily net assets of the Trust allocable to Class C Shares, which, as set forth in the Prospectus, SAI and Distribution and Service Plan, will be used to reimburse John Nuveen & Co. Incorporated, the Trust's underwriter, for certain expenses and for providing compensation to certain authorized dealers; and

                  (iv) Class C Shares redeemed within 12 months of purchase shall be subject to a 1% EWC, as set forth in the Prospectus or SAI.

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              (d)  Class R Shares:

                  (i) Class R Shares shall be sold at net asset value without a sales charge;

                  (ii)  Class R Shares shall not be subject to a Service Fee;
              and

                  (iii) Class R Shares shall not be subject to a Distribution
              Fee.

          Section 3.  Allocation of Income, Expenses, Gains and Losses.

       (a) Investment Income, and Realized and Unrealized Gains and Losses. The daily investment income, and realized and unrealized gains and losses, of the Trust will be allocated to each class of shares based on each class' relative percentage of the total value of shares outstanding at the beginning of the day, after such net assets are adjusted for the prior day's capital share transactions.

       (b) Fund Level Expenses. Expenses that are attributable to a Fund, but not a particular class thereof ("Fund level expenses"), will be allocated to each class of shares based on each class' relative percentage of the total value of shares outstanding of the Fund at the beginning of the day, after such net assets are adjusted for the prior day's capital share transactions. Fund level expenses include fees for services that are received equally by the classes under the same fee arrangement. All expenses attributable to a Fund that are not "class level expenses" (as defined below) shall be Fund level expenses, including but not limited to transfer agency fees and expenses, share registration expenses, and shareholder reporting expenses.

       (c) Class Level Expenses. Expenses that are directly attributable to a particular class of shares, including the expenses relating to the distribution of a class' shares, or to services provided to the shareholders of a class, as set forth in Section 2 of this Plan, will be incurred by that class of shares. Class level expenses include expenses for services that are unique to a class of shares in either form or amount. "Class level expenses" shall include, but not be limited to, Service Fees, Distribution Fees, expenses associated with the addition of share classes to the Trust (to the extent that the expenses were not fully accrued prior to the issuance of the new classes of shares), expenses of administrative personnel and services required to support the shareholders of a specific class, litigation or other legal expenses relating to a specific class of shares, trustees' fees or expenses incurred as a result of issues relating to a specific class of shares, and accounting expenses relating to a specific class of shares.

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       (d) Fee Waivers and Expense Reimbursements.  On a daily basis, if the class level expenses (not including payments under the Distribution and Service
Plan) exceed the daily expense cap for the Trust, an appropriate waiver/reimbursement will be made to the Trust. The amount of such reimbursement to each class will be in an amount such that the expenses of the class with the highest expense ratio (excluding Service Fees and Distribution
Fees) will be equal to the daily expense cap after reimbursement. The expense reimbursement will be allocated to each class of shares based on each class' relative percentage of the total value of shares outstanding of the Trust at the beginning of the day, after such net assets are adjusted for the prior day's capital share transactions.

          Section 4. Exchange Privilege. Shares of a class of the Trust may be exchanged only for shares of the same class of a similar Nuveen Fund or a Nuveen Open-End Fund, except as otherwise set forth in the Prospectus or SAI.

          Section 5.  Term and Termination.

       (a) This Plan shall become effective on the date hereof, and shall continue in effect with respect to such Class A, Class B, Class C and Class R Shares until terminated in accordance with the provisions of Section 5(c) hereof.

       (b) Additional Classes. This Plan shall become effective with respect to any class of shares of the Trust other than Class A, Class B, Class C or Class R and with respect to each additional class thereof established by the Trust after the date hereof and made subject to this Plan upon commencement of the initial public offering thereof (provided that the Plan has previously been approved with respect to such additional class by votes of a majority of both (i) the members of the Board of a Trust, as a whole, and (ii) the Non-Interested Members, cast at a meeting held before the initial public offering of such additional classes thereof), and shall continue in effect with respect to each such additional class until terminated in accordance with provisions of Section 5(c) hereof. An addendum setting forth such specific and different terms of such additional series or classes shall be attached to or made part of this Plan.

       (c) Termination. This Plan may be terminated at any time with respect to the Trust or any class thereof, as the case may be, by vote of a majority of both the members of the Board of a Trust, as a whole, and the Non-Interested Members. The Plan may remain in effect with respect to a particular class thereof even if it has been terminated in accordance with this Section 5(c) with respect to any other class thereof.

          Section 6.  Amendments.   Except as set forth below, any material
amendment to this Plan affecting the Trust or any class thereof shall require the affirmative vote of a majority of both the members of the Board of that Trust, as a whole, and the Non-Interested Members that

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the amendment is in the best interests of each class of the Trust individually and the Trust as a whole.

          Section 7. Miscellaneous. This Plan shall comply with Rule 18f-3 under the Act as if that rule applied to closed-end investment companies.



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